Obalon Announces Third Quarter 2019 Financial Results
SAN DIEGO, CA November 8, 2019 (GLOBE NEWSWIRE) -- Obalon Therapeutics, Inc. (NASDAQ:OBLN), a weight loss solutions company with the first and only FDA-approved swallowable, gas-filled intragastric balloon system for the treatment of obesity, today announced its financial results for the third quarter ended September 30, 2019.
Third Quarter 2019 highlights:

•	Announced the opening of the first Company-owned retail treatment center, the Obalon Center for Weight Loss in San Diego, CA., and initial patient treatments

•	Further streamlined operations and expenses to support the new commercial strategy

•	Raised $16.6 million in gross proceeds from an equity offering

•	Extinguished long-term debt facility by making the final $5 million payment

•	Promoted William J. Plovanic to President and Chief Executive Officer

•	Promoted Nooshin Hussainy to Chief Financial Officer
"During the third quarter, we opened the first Obalon Center for Weight Loss and began to lay the foundation for our new commercial strategy of developing Company-owned retail treatment centers, which we believe will make our proven, FDA-approved gastric balloon weight loss system more accessible to patients," said William J Plovanic, President and Chief Executive Officer. "Our key accomplishments in the period included creating the required corporate structure, engaging a professional medical corporation to oversee medical care, hiring the necessary staff to run day-to-day operations, entering into the lease and building out the physical space for our first Company-owned retail weight loss treatment center, which resulted in opening the site and initiating first patient treatments."
Mr. Plovanic continued, "There continues to be strong interest in the Obalon Balloon System from individuals with obesity who are frustrated with not being able to lose weight with diet and exercise-alone and those who are not interested in, or candidates for, surgery. I look forward to providing more detail on our commercial strategy on our earnings call today."

Revenue for the third quarter of 2019 was $0.3 million, compared to $3.0 million for the third quarter of 2018. The decrease was largely attributable to the Company restructuring its operations, eliminating its direct field sales force in April 2019, and transitioning to its new strategy and business model. Net loss for the third quarter of 2019 was $3.7 million, compared to $6.7 million for the third quarter of 2018. Net loss per share for the third quarter of 2019 was $0.61, compared to $3.47 for the third quarter of 2018.
Cost of revenue was $0.4 million for the third quarter of 2019, down from $1.4 million for the third quarter of 2018. Gross deficit for the third quarter of 2019 was $0.1 million, compared to a gross profit of $1.6 million for the third quarter of 2018.
Research and development expense for the third quarter of 2019 totaled $1.2 million, down from $2.4 million for the third quarter of 2018. Selling, general and administrative expense decreased to $2.5 million for the third quarter of 2019, compared to $5.8 million for the third quarter of 2018.
Operating loss for the third quarter of 2019 was $3.7 million, down from a loss of $6.6 million for the third quarter of 2018.
As of September 30, 2019, the Company had cash and cash equivalents of $19.4 million and no debt.
Call Information
A conference call to discuss third quarter 2019 financial results is scheduled for today, November 8, 2019, at 9:00 AM Eastern Time (6:00 AM Pacific Time). Interested parties may access the conference call by dialing (844) 889-7791 (U.S.) or (661) 378-9934 (international) and using passcode 4987828.  Media and individuals will be in a listen-only mode. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live at: http://edge.media-server.com/mmc/p/htzhm89b
An archive of the webcast will be available for twelve months following the event on the Obalon Therapeutics, Inc. website located at http://investor.obalon.com in the "News & Events" section.

About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ:OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss. For more information, please visit http://www.obalon.com.

Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements that are not purely historical regarding Obalon’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to new products and their potential benefits. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Obalon, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward looking statements. The risks and uncertainties that may cause actual results to differ materially from Obalon’s current expectations are more fully described in Obalon’s annual report on Form 10-K for the period ended December 31, 2018, its quarterly report on Form 10-Q for the period ended June 30, 2019 and its other reports, each as filed with the Securities and Exchange Commission. Except as required by law, Obalon assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

For Obalon Therapeutics, Inc.
Investor Contact:
William Plovanic
President and Chief Executive Officer
Obalon Therapeutics, Inc.
Office: +1 760 607 5103
wplovanic@obalon.com

OBALON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except shares and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(Unaudited)
Revenue	$333	$2,987	$2,494	$7,065
Cost of revenue	412	1,418	2,323	3,919
Gross (deficit) profit	(79)	1,569	171	3,146
Operating expenses:
Research and development	1,174	2,368	5,401	8,359
Selling, general and administrative	2,489	5,836	13,025	23,092
Total operating expenses	3,663	8,204	18,426	31,451
Loss from operations	(3,742)	(6,635)	(18,255)	(28,305)
Interest income (expense), net	37	(70)	(448)	(164)
Other expense, net	(1)	(40)	(60)	(155)
Net loss	(3,706)	(6,745)	(18,763)	(28,624)
Other comprehensive income (loss)	—	(3)	—	3
Net loss and comprehensive loss	$(3,706)	$(6,748)	$(18,763)	$(28,621)
Net loss per share, basic and diluted	$(0.61)	$(3.47)	$(5.07)	$(16.05)
Weighted-average common shares outstanding, basic and diluted	6,061,248	1,945,864	3,700,538	1,783,793

OBALON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and par value data)

	September 30, 2019	December 31, 2018
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$19,380	$21,187
Short-term investments	—	2,548
Accounts receivable, net of allowance of $508 and $665, respectively	238	870
Inventory	2,048	1,580
Other current assets	683	2,462
Total current assets	22,349	28,647
Property and equipment, net	1,117	1,739
Lease right-of-use assets	1,191	—
Total assets	$24,657	$30,386
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$732	$1,159
Accrued compensation	724	3,805
Deferred revenue	283	352
Other current liabilities	1,609	1,985
Current portion of lease liabilities	557	—
Current portion of long-term loan	—	9,930
Total current liabilities	3,905	17,231
Lease liabilities long-term	687	—
Other long-term liabilities	—	48
Total long-term liabilities	687	48
Total liabilities	4,592	17,279
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized as of September 30, 2019 and December 31, 2018; 7,724,100 and 2,351,333 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	8	2
Additional paid-in capital	187,574	161,859
Accumulated deficit	(167,517)	(148,754)
Total stockholders’ equity	20,065	13,107
Total liabilities and stockholders’ equity	$24,657	$30,386

OBALON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2019	2018
	(Unaudited)
Operating activities:
Net loss	$(18,763)	$(28,624)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	361	428
Stock-based compensation	2,300	3,610
Loss on disposal of fixed assets	128	107
Amortization of right-of-use asset	301	—
Accretion of investment discount, net	(2)	(20)
Amortization of debt discount	70	29
Change in operating assets and liabilities:
Accounts receivable, net	632	1,448
Inventory	(117)	(537)
Other current assets	1,604	805
Accounts payable	(724)	135
Accrued compensation	(3,097)	(1,823)
Deferred revenue	(69)	(209)
Lease liabilities, net	(248)	—
Other current and long-term liabilities	(363)	634
Net cash used in operating activities	(17,986)	(24,017)
Investing activities:
Purchases of short-term investments	—	(9,103)
Maturities of short-term investments	2,550	24,302
Purchases of property and equipment	(44)	(867)
Net cash provided by investing activities	2,506	14,332
Financing activities:
Proceeds from long-term loan	10,000	—
Payment on long-term loan	(20,000)	—
Proceeds from issuance of common stock and warrants, net of paid issuance costs	15,014	9,973
Proceeds from issuance of common stock, net of issuance costs	8,659	—
Proceeds from stock issued under employee stock purchase plan	—	148
Proceeds from sale of common stock upon exercise of stock options	1	38
Fees paid in connection with loan amendment	—	(30)
Net cash provided by financing activities	13,673	10,129
Net (decrease) increase in cash and cash equivalents	(1,807)	444
Cash and cash equivalents at beginning of period	21,187	21,108
Cash and cash equivalents at end of period	$19,380	$21,552
Supplemental cash flow information:
Interest paid	$700	$473
Unpaid issuance costs	$295	$160
Property and equipment in accounts payable	$—	$106